Exhibit 1.1
$750,000,000
Lorillard Tobacco Company
8.125% Senior Notes due 2019
Guaranteed by
Lorillard, Inc.
Underwriting Agreement
June 18, 2009
BARCLAYS CAPITAL INC.,
     As Representative of the several Underwriters
     named in Schedule I hereto
c/o Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
          Lorillard Tobacco Company, a Delaware corporation (the “Company”), proposes to issue and sell $750,000,000 aggregate principal amount of its 8.125% Senior Notes due 2019 (the “Notes”) to the several underwriters named on Schedule I hereto (the “Underwriters”), for which Barclays Capital Inc. is acting as representative (the “Representative”). The Notes will (i) have terms and provisions which are summarized in the Disclosure Package as of the Applicable Time and the Prospectus dated as of the date hereof (each as defined in Section 1(a) hereof) and (ii) be issued pursuant to a Base Indenture to be dated June 23, 2009, as supplemented by the First Supplemental Indenture to be dated June 23, 2009 (together, the “Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”). The Company’s obligation under the Notes will be fully and unconditionally guaranteed on a senior unsecured basis (the “Guarantee”) by its parent company, Lorillard, Inc., a Delaware corporation (the “Guarantor”). This agreement (this “Agreement”) is to confirm the agreement concerning the purchase of the Notes from the Company by the Underwriters.
          1. Representations, Warranties and Agreements of the Company and the Guarantor. The Company and the Guarantor represent and warrant to, and agree with, each Underwriter that:
          (a) An “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) on Form S-3 in respect of the Notes (File No. 333-159902) (i) has been prepared by the Company and the Guarantor in conformity with the requirements of the Securities Act, and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder, (ii) has been filed with the Commission under the Securities Act not earlier than the date that is three years prior to the Closing Date (as defined in Section 3 hereof) and (iii) upon its filing with the Commission, automatically became and is effective under the Securities Act. Copies of such registration statement and any amendment thereto (excluding exhibits to such registration statement but including all documents incorporated by reference in each prospectus contained therein) have been delivered by the Company to the Representative; and no other document with respect to such registration statement or any such document incorporated by reference therein has heretofore been filed or transmitted for filing with the Commission. For purposes of this Agreement, the following terms have the specified meanings:
     “Applicable Time” means 1:48 p.m. (New York City time) on the date of this Agreement;
     “Base Prospectus” means the base prospectus filed as part of the Registration Statement, in the form in which it has most recently been amended on or prior to the date hereof, relating to the Notes;
     “Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus filed or used by the Company on or before the Applicable Time and identified on Schedule II hereto, other than a road show that is an Issuer Free Writing Prospectus under Rule 433 of the Rules and Regulations;
     “Effective Date” means any date as of which any part of the Registration Statement or any post-effective amendment thereto relating to the Notes became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations (including pursuant to Rule 430B of the Rules and Regulations);
     “Final Term Sheet” means the term sheet prepared pursuant to Section 5(a) of this Agreement and substantially in the form attached in Schedule III hereto;
     “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Company or used or referred to by the Company in connection with the offering of the Notes, including the Final Term Sheet;
     “Preliminary Prospectus” means any preliminary prospectus relating to the Notes, including the Base Prospectus and any preliminary prospectus supplement thereto, included in the Registration Statement or as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative for use by the Underwriters;
     “Prospectus” means the final prospectus relating to the Notes, including the Base Prospectus and the final prospectus supplement thereto relating to the Notes, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and provided to the Representative for use by the Underwriters; and
     “Registration Statement” means, collectively, the various parts of the above-referenced registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.
          Any reference to the “most recent Preliminary Prospectus” will be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) of the Rules and Regulations prior to or on the date hereof (including, for purposes of this Agreement, any documents incorporated by reference therein prior to or on the date of this Agreement). Any reference to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus will be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement will be deemed to include any annual report of the Company on Form 10-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement.
          (b) The Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus; and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or threatened by the Commission. The Commission has not issued any order directed to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, and no proceeding has been instituted or threatened by the Commission with respect to any document incorporated by reference in the most recent Preliminary Prospectus or the Prospectus. The Commission has not notified the Company of any objection to the use of the form of the Registration Statement.
          (c) The Guarantor has been, and continues to be, a “well-known seasoned issuer” (as defined in Rule 405 of the Rules and Regulations) and the Company has not been, and continues not to be, an “ineligible issuer” (as defined in Rule 405 of the Rules and Regulations), in each case at all times relevant under the Securities Act in connection with the offering of the Notes.
          (d) The Registration Statement conformed on the Effective Date and conforms, and any amendment to the Registration Statement filed after the date hereof will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The most recent Preliminary Prospectus conforms on the date hereof, and the Prospectus, and any amendment or supplement thereto, will conform as of its date and as of the Closing Date, in all material respects to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in the most recent Preliminary Prospectus or the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects, to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations, and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform, in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations; and no such documents have been filed with the Commission since the close of business of the Commission on the Business Day immediately prior to the date hereof.
          (e) The Registration Statement did not, as of the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).
          (f) The Disclosure Package did not, as of the Applicable Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Disclosure Package in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).
          (g) The Prospectus, and any amendment or supplement thereto, will not, as of its date and on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representative by or on behalf of any Underwriter specifically for inclusion therein (which information is specified in Section 12 hereof).
          (h) The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents incorporated by reference therein will not, when filed with the Commission, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (i) Each of the Company, the Guarantor and their Significant Subsidiaries, all of which are identified on Exhibit A hereto, has been duly organized and is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or to own or lease its properties; and the Company and each of its Significant Subsidiaries is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on (i) the condition (financial or otherwise), results of operations, stockholders’ equity, properties or business of the Company and its Subsidiaries (as defined in Section 16 hereof) taken as a whole or (ii) the ability of the Company to perform its obligations under this Agreement, the Indenture or the Notes (a “Material Adverse Effect”).
          (j) All of the outstanding shares of capital stock of each Significant Subsidiary of the Company and the Guarantor that is a corporation have been duly authorized and validly issued and are fully paid and nonassessable. Except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each Significant Subsidiary of the Company and the Guarantor are owned directly or indirectly by the Company and/or the Guarantor, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party, except as would not, individually or in the aggregate, have a Material Adverse Effect.
          (k) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor and constitutes the valid and binding agreement of the Company and the Guarantor, enforceable against the Company and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
          (l) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor enforceable against the Company and the Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law). The Indenture (i) has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) complies as to form with the requirements of the Trust Indenture Act and (iii) conforms to the description thereof in the most recent Preliminary Prospectus and the Prospectus.
          (m) The Notes have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will be validly issued and delivered, and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Notes conform, or will conform, to the description thereof in the Disclosure Package and the Prospectus.
          (n) The Guarantee has been duly authorized, executed and delivered by the Guarantor and, when the Indenture has been duly executed and delivered by the Company, the Guarantor and the Trustee and the Notes are duly issued, authenticated and delivered in accordance with this Agreement, will be the valid and binding obligation of the Guarantor, entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), and the Guarantee conforms, or will conform, to the description thereof in the Disclosure Package and the Prospectus.
          (o) None of the execution or delivery of this Agreement by the Company or the Guarantor, the consummation of the transactions contemplated hereby, the execution and delivery of the Indenture and the Notes by the Company or compliance by the Company and the Guarantor with all of the provisions of this Agreement, the Indenture, the Notes and the Guarantee, as applicable, will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company or the Guarantor or any of its Subsidiaries under, (i) the certificate of incorporation, by-laws, partnership agreement or other constitutive documents of the Company or any of its Significant Subsidiaries, (ii) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject, or (iii) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective properties or assets.
          (p) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.
          (q) Neither the Company, the Guarantor nor any of their Subsidiaries (i) is in violation or breach of its certificate of incorporation, by-laws, partnership agreement or other constitutive documents, (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, (iii) is in violation of any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company, the Guarantor or any of their Subsidiaries or its respective property or assets or (iv) has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary for the conduct of its business or the ownership or holding of its property, except in the case of clauses (ii), (iii) and (iv), to the extent any such violation, breach, default or failure would not, individually or in the aggregate, have a Material Adverse Effect.
          (r) No consent, approval, order or authorization of any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by this Agreement, the Indenture or the Notes, except for consents, approvals, orders and authorizations required under the securities or “Blue Sky” laws of certain jurisdictions, and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect.
          (s) There is no contract, instrument or document required to be described in the Registration Statement, any Preliminary Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement or to a document incorporated by reference into the Registration Statement, any Preliminary Prospectus or the Prospectus which is not described or filed as required.
          (t) Since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company, the Guarantor or any of their Subsidiaries or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, management, business or prospects of the Company and its Subsidiaries taken as a whole, in each case except as would not, individually or in the aggregate, have a Material Adverse Effect.
          (u) Since the respective dates as of which information is given in the most recent Preliminary Prospectus and the Prospectus, neither the Company nor the Guarantor has (i) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared or paid any dividend on its capital stock other than the dividend paid on June 12, 2009.
          (v) The Guarantor has an authorized capitalization as set forth in the most recent Preliminary Prospectus and the Prospectus.
          (w) The financial statements and the notes thereto included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and comply as to form in all material respects with the Rules and Regulations, except as otherwise noted therein; and the supporting schedules included or incorporated by reference in the most recent Preliminary Prospectus and the Prospectus present fairly in all materials respects the information required to be stated therein.
          (x) Deloitte & Touche llp, which have audited certain financial statements of the Company, the Guarantor and their Subsidiaries, and which have audited the Guarantor’s internal control over financial reporting and management’s assessment thereof, are, to the knowledge of the Company and the Guarantor, an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

          (y) Neither the Company, the Guarantor nor any of their Subsidiaries is, or on the Closing Date and, after giving effect to the offering of the Notes and the application of the proceeds therefrom as described under “Use of Proceeds” in each of the most recent Preliminary Prospectus and the Prospectus will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
          (z) There is no litigation (including any settlement of litigation) or legal or governmental proceeding (including any settlement thereof) to which the Company, the Guarantor or any of their Subsidiaries is a party or to which any property or assets of the Company, the Guarantor or any of their Subsidiaries are subject or which is pending or, to the knowledge of the Company or the Guarantor, threatened against the Company, the Guarantor or any of their Subsidiaries which is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.
          (aa) Neither the Company, the Guarantor nor any of their Subsidiaries has taken, directly or indirectly, any action designed to cause or result in, or which might cause or result in, the stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.
          (bb) There is, and has been, no failure on the part of the Guarantor or any of the Guarantor’s directors or officers, in their capacities as such, to comply with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
          (cc) Each of the Company, the Guarantor and their Subsidiaries maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with U.S. management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The Company and the Guarantor’s internal control over financial reporting is effective, and neither the Company nor the Guarantor is aware of any material weaknesses in its internal control over financial reporting.
          (dd) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; and such disclosure controls and procedures have been designed to ensure that material information relating to the Company, the Guarantor and their Subsidiaries is made known to the Company’s principal executive officer and/or principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
          (ee) Except as described in the most recent Preliminary Prospectus and the Prospectus, no labor disturbance by the employees of the Company, the Guarantor or their Subsidiaries exists or, to the knowledge of the Company or the Guarantor, is threatened that would, individually or in the aggregate, have a Material Adverse Effect.
          (ff) The Company, the Guarantor and each of their Subsidiaries have filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company, the Guarantor or any of their Subsidiaries, nor does the Company or the Guarantor have any knowledge of any tax deficiencies that would, individually or in the aggregate, have a Material Adverse Effect.

          (gg) The Company, the Guarantor and each of their Subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Preliminary Prospectus and the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect; and each of the Company, the Guarantor and their Subsidiaries has fulfilled and performed all of its obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except as would not, individually or in the aggregate, have a Material Adverse Effect.
          (hh) The Company, the Guarantor and each of their Subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except as would not, individually or in the aggregate, have a Material Adverse Effect.
          (ii) Neither the Company, the Guarantor nor any of their Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances (understanding that any claims, laws or regulations relating specifically to exposure to or consumer use of tobacco products are excluded from the scope of this paragraph) or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances, owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate be reasonably expected to have a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim.
          (jj) None of the Company, the Guarantor or any of their Subsidiaries, and, to the knowledge of the Company, no director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Guarantor or any of their Subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any domestic government official or employee from corporate funds; or (iii) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
          (kk) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (ll) The Company acknowledges that, in accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.
For purposes of this Section 1, as well as for Section 6 hereof, references to “the most recent Preliminary Prospectus and the Prospectus” or “the Disclosure Package and the Prospectus” are to each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus as separate or stand-alone documentation (and not the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus taken together), so that representations, warranties, agreements, conditions and legal opinions will be made, given or measured independently in respect of each of the most recent Preliminary Prospectus or the Disclosure Package, as the case may be, and the Prospectus.
          2. Purchase of the Notes by the Underwriters. Subject to the terms and conditions and upon the basis of the representations and warranties herein set forth, the Company agrees to issue and sell to the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a price equal to 99.35% of the principal amount thereof, plus accrued interest, if any, from June 23, 2009, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto.
          3. Delivery of and Payment for Notes. Delivery of the Notes will be made at the offices of Cahill Gordon & Reindel llp, or at such place or places as mutually may be agreed upon by the Company and the Underwriters, at or around 9:30 a.m., New York City time, on June 23, 2009 or on such later date not more than three Business Days after such date as may be determined by the Representative and the Company (the “Closing Date”).
          Delivery of the Notes will be made to the Representative by or on behalf of the Company against payment of the purchase price therefor by wire transfer of immediately available funds. Delivery of the Notes will be made through the facilities of The Depository Trust Company unless the Representative will otherwise instruct. Delivery of the Notes at the time and place specified in this Agreement is a further condition to the obligations of each Underwriter.
          4. Covenants of the Company and the Guarantor. The Company and the Guarantor jointly and severally covenant and agree with each Underwriter that:
          (a) The Company (i) will prepare the Prospectus in a form approved by the Representative and file the Prospectus pursuant to Rule 424(b) of the Rules and Regulations within the time period prescribed by such Rule; (ii) will not file any amendment or supplement to the Registration Statement or the Prospectus or file any document under the Exchange Act before the termination of the offering of the Notes by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus, which filing is not consented to by the Representative after reasonable notice thereof (such consent not to be unreasonably withheld or delayed); (iii) will advise the Representative, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus has been filed and will furnish the Representative with copies thereof; (iv) will prepare the Final Term Sheet, substantially in the form of Schedule III hereto and approved by the Representative and file the Final Term Sheet pursuant to Rule 433(d) of the Rules and Regulations within the time period prescribed by such Rule; (v) will advise the Representative promptly after it receives notice thereof, of the issuance by the Commission or any state or other regulatory body of any stop order or any order suspending the effectiveness of the Registration Statement, suspending or preventing the use of any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus or suspending the qualification of the

Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceedings for any such purpose or pursuant to Section 8A of the Securities Act, of receipt by the Company from the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and (vi) will use its best efforts to prevent the issuance of any stop order or other such order or any such notice of objection and, if a stop order or other such order is issued or any such notice of objection is received, to obtain as soon as possible the lifting or withdrawal thereof.
          (b) The Company will prepare and file with the Commission, promptly upon the request of the Representative, any amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus which, in the opinion of the Representative, may be necessary or advisable in connection with the offering of the Notes.
          (c) The Company will furnish to each of the Representative and to counsel for the Underwriters such number of conformed copies of the Registration Statement, as originally filed and each amendment thereto (excluding exhibits other than this Agreement), any Preliminary Prospectus, the Final Term Sheet and any other Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to any of such documents (including any document filed under the Exchange Act and deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or the Prospectus), in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.
          (d) During the period in which the Prospectus relating to the Notes (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required to be delivered under the Securities Act, the Company will comply with all requirements imposed upon it by the Securities Act and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Notes as contemplated by the provisions of this Agreement and by the Prospectus. If during such period any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus or file any document to comply with the Securities Act, the Company will promptly notify the Representative and will, subject to Section 4(a) hereof, amend the Registration Statement, amend or supplement the Disclosure Package or the Prospectus, as the case may be, or file any document (in each case, at the expense of the Company) so as to correct such statement or omission or to effect such compliance, and will furnish without charge to each Underwriter as many written and electronic copies of any such amendment or supplement as the Representative may from time to time reasonably request.
          (e) As soon as practicable, the Company will make generally available to its security holders and the Underwriters an earnings statement satisfying the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations.
          (f) The Company and the Guarantor agree, whether or not this Agreement is terminated or the sale of the Notes to the Underwriters is consummated, to pay all fees, expenses, costs and charges in connection with: (i) the preparation, printing, filing, registration, delivery and shipping of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any amendments or supplements thereto; (ii) the printing, producing, copying and delivering this Agreement, the Indenture, closing documents (including any compilations thereof) and any other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering, purchase, sale and delivery of the Notes; (iii) the services of the Company’s independent registered public accounting firm; (iv) the services of the Company’s counsel; (v) the qualification of the Notes under the securities laws of the several jurisdictions as provided in Section 4(l) hereof and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel to the Underwriters); (vi) any rating of the Notes by rating agencies; (vii) the services of the Trustee and any agent of the Trustee (including the fees and disbursements of counsel for the Trustee); (viii) any “road show” or other investor presentations relating to the offering of the Notes (including, without limitation, for meetings and travel); (ix) the listing of the Notes on the New York Stock Exchange; and (x) otherwise incident to the performance of its obligations hereunder for which provision is not otherwise made in this Section 4(f). It is understood, however, that, except as provided in this Section 4(f) or Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and expenses of counsel to the Underwriters and any advertising expenses incurred in connection with the offering of the Notes. If the sale of the Notes provided for herein is not consummated by reason of acts of the Company or changes in circumstances of the Company pursuant to Section 9 of this Agreement, or by reason of any failure, refusal or inability on the part of the Company or the Guarantor to perform any agreement on its part to be performed or because any other condition of the Underwriters’ obligations hereunder is not fulfilled or if the Underwriters decline to purchase the Notes for any reason permitted under this Agreement (other than by reason of a default by any of the Underwriters pursuant to Section 8), the Company will reimburse the Underwriters for all reasonable out-of-pocket disbursements (including fees and expenses of counsel to the Underwriters) incurred by the Underwriters in connection with any investigation or preparation made by them in respect of the marketing of the Notes or in contemplation of the performance by them of their obligations hereunder.
          (g) Until completion of the distribution of the Notes, the Company will timely file all reports, documents and amendments to previously filed documents required to be filed by it pursuant to Section 12, 13(a), 13(c), 14 or 15(d) of the Exchange Act.
          (h) The Company will apply the net proceeds from the sale of the Notes as set forth in the most recent Preliminary Prospectus and the Prospectus.
          (i) Until seven days following the Closing Date, the Company will not, without the prior written consent of the Representative, directly or indirectly, issue, sell, offer to sell, grant any option for the sale of or otherwise dispose of, any debt securities that are substantially similar to the Notes (including, without limitation, with respect to the maturity, currency, interest rate and other material terms of the Notes).
          (j) The Company will pay the required Commission filing fees relating to the Notes within the time period required by Rule 456(b)(1) of the Rules and Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Rules and Regulations.
          (k) If required by Rule 430B(h) of the Rules and Regulations, the Company will prepare a prospectus in a form approved by the Representative and file such prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than may be required by such Rule; and the Company will make no further amendment or supplement to such prospectus that will be disapproved by the Representative promptly after reasonable notice thereof.
          (l) The Company and the Guarantor will cooperate with the Underwriters and with counsel to the Underwriters in connection with the qualification of the Notes for offering and sale by the Underwriters and by dealers under the securities laws of such jurisdictions as the Underwriters may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification and to permit the continuance of sales and dealings in such jurisdictions for as long as may be necessary to complete the distribution of the Notes; provided, however, that in no event will the Company or the Guarantor be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than for actions or proceedings arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject.
          (m) The Company will not take, directly or indirectly, any action designed to cause or result in, or that might cause or result in, stabilization or manipulation of the price of the Notes to facilitate the sale or resale of the Notes.
          (n) The Company will comply with all agreements set forth in the representation letters of the Company to DTC relating to the acceptance of the Notes for “book-entry” transfer through the facilities of DTC.
          (o) Application will be made by the Company to list the Notes on the New York Stock Exchange although neither the Company nor the Guarantor can guarantee such listing will be obtained.
          5. Free Writing Prospectuses.
          (a) The Company represents and warrants to, and agrees with, each Underwriter that (i) the Company has not made, and will not, make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representative (which consent being deemed to have been given with respect to (A) the Final Term Sheet prepared and filed pursuant to Section 4(a) hereof and (B) any other Issuer Free Writing Prospectus identified on Schedule II hereto); (ii) each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Company has complied with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to Rule 433 of the Rules and Regulations; (iii) each Issuer Free Writing Prospectus will not, as of its issue date and through the time the Notes are delivered pursuant to Section 3 hereof, include any information that conflicts with the information contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus; and (iv) each Issuer Free Writing Prospectus, when considered together with the information contained in the most recent Preliminary Prospectus, did not, as of the Applicable Time, does not, as of the date hereof, and will not, as of the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          (b) Each Underwriter represents and warrants to, and agrees with, the Company and each other Underwriter that it has not made, and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) required to be filed with the Commission, without the prior consent of the Company and the Representative.
          (c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representative, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.
          6. Conditions of Underwriters’ Obligations. The obligations of the Underwriters hereunder are subject to the accuracy, as of the date hereof and the Closing Date (as if made at the Closing Date), of the representations and warranties of the Company and the Guarantor contained herein, to the performance by the Company and the Guarantor of their obligations hereunder and to the following additional conditions:
          (a) The Prospectus shall have been filed with the Commission in a timely fashion in accordance with Section 4(a) hereof; all filings (including, without limitation, the Final Term Sheet) required by Rule 424(b) or Rule 433 of the Rules and Regulations shall have been made within the time periods prescribed by such Rules, and no such filings will have been made without the consent of the Representative; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or suspending the qualification of the Notes for offering or sale in any jurisdiction shall have been issued; no proceedings for the issuance of any such order shall have been initiated or threatened pursuant to Section 8A of the Securities Act; no notice of objection of the Commission to use the Registration Statement or any post-effective amendment thereto shall have been received by the Company; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Representative and complied with to the Representative’s reasonable satisfaction.
          (b) No Underwriter shall have been advised by the Company, or shall have discovered and disclosed to the Company, that the Registration Statement, the most recent Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of the Representative or of counsel to the Underwriters, is material, or omits to state any fact which, in the opinion of the Representative or of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statements therein not misleading.
          (c) The Representative shall have received from Cadwalader, Wickersham & Taft llp, counsel to the Underwriters, such opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative, with respect to the Notes, Indenture, Registration Statement, Prospectus and Disclosure Package and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.
          (d) The Representative shall have received from Cahill Gordon & Reindel llp, counsel for the Company and the Guarantor, the opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative, to the effect that:
     (i) The Company has been duly incorporated, is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or own or lease its properties.
     (ii) The Guarantor has been duly incorporated, is validly existing and in good standing as a corporation under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business.

     (iii) The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and (assuming due authorization, execution and delivery by the Trustee) constitutes a valid and binding agreement of the Company and the Guarantor enforceable against the Company and Guarantor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law); and the Indenture has been duly qualified under the Trust Indenture Act.
     (iv) The Notes have been duly authorized and executed by the Company and, when authenticated by the Trustee in accordance with the Indenture and delivered to the Underwriters against payment therefor in accordance with the terms of this Agreement, will have been validly issued and delivered and will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (v) The Guarantee has been duly authorized and executed by the Guarantor and constitutes a valid and binding obligation of the Guarantor entitled to the benefits of the Indenture and enforceable against the Guarantor in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     (vi) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.
     (vii) None of the execution or delivery of this Agreement by the Company or the Guarantor, the consummation of the transactions contemplated hereby, the execution and delivery of the Indenture and the Notes by the Company, the execution and delivery of the Guarantee by the Guarantor and compliance by the Company and Guarantor with all of the provisions of this Agreement, the Indenture, the Notes and the Guarantee, as applicable, will result in a breach or violation of, or constitute a default under, or result in the creation or imposition of any claim, lien, encumbrance or security interest upon any property or asset of the Company, the Guarantor or any of their Subsidiaries under, (A) the certificate of incorporation, by-laws, partnership agreement or other constitutive documents of the Company or any of its Significant Subsidiaries, (B) any loan agreement, indenture, mortgage, deed of trust or other agreement or instrument listed as an exhibit to the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Guarantor’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009 or (C) any law or any rule, regulation, order or decree of any governmental agency or body or court having jurisdiction over the Company or, its Significant Subsidiaries or any of their respective properties or assets.
     (viii) To such counsel’s knowledge, no consent, approval, order or authorization of any governmental agency or body or court is required in connection with the consummation of the transactions contemplated by this Agreement, except for consents, approvals, orders and authorizations required under the securities or “Blue Sky” laws of certain jurisdictions and except, further, for such consents, approvals, orders and authorizations which have been obtained and are in full force and effect (and which are referred to in such counsel’s opinion).

     (ix) The Registration Statement and any amendment thereto have become effective under the Securities Act; and to such counsel’s knowledge; the Commission has not issued any order preventing or suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or Issuer Free Writing Prospectus, and no proceeding for any such purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or threatened by the Commission.
     (x) The Registration Statement, as of the Effective Date, and the Prospectus, as of its date and as of the Closing Date, and any further amendments or supplements thereto made by the Company as of their respective effective or issue dates and as of the Closing Date, complied as to form in all material respects with the applicable requirements of the Securities Act and the Rules and Regulations and the Trust Indenture Act and the rules and regulations thereunder (other than the financial statements, related schedules and notes thereto and the other financial data contained therein, as to which such counsel need express no opinion).
     (xi) To the knowledge of such counsel, there are no contracts or documents required to be described in the Registration Statement or Prospectus or to be filed as exhibits thereto which are not described or filed as required.
     (xii) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the captions “Description of Notes” and “Description of Guarantees of Debt Securities” insofar as they purport to describe certain terms and provisions of the Notes, the Indenture and the Guarantee, are accurate and complete in all material respects.
     (xiii) The statements set forth in the most recent Preliminary Prospectus and the Prospectus under the caption “Certain U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws referred to therein, are accurate and complete in all material respects.
          Such opinion or a separate letter shall also contain a statement that such counsel has no reason to believe that (i) the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) as of the Applicable Time, the Disclosure Package, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel expresses no view with respect to the financial statements or other financial data that is included in or omitted from the Registration Statement, the Prospectus or the Disclosure Package) or (iii) as of its date and as of the Closing Date, the Prospectus contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in the case of clauses (i), (ii) or (iii), such counsel need express no belief with respect to the information provided under the headings Legal Proceedings and Legislation and Regulation set forth in the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Guarantor’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009, incorporated by reference in the Registration Statement or any amendment thereto, including in each case any document incorporated or deemed incorporated by reference therein, the financial statements and notes thereto and the other financial data contained therein.
          (e) The Representative shall have received from Shook, Hardy & Bacon L.L.P., litigation counsel for the Company and the Guarantor, an opinion or a separate letter, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative, containing a statement that such counsel has no reason to believe that as of the applicable Effective Date, the information provided under the heading Legal Proceedings set forth in the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Guarantor’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009, incorporated by reference in the Registration Statement or any amendment thereto, including in each case any document incorporated or deemed incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.
          (f) The Representative shall have received from Ronald S. Milstein, Senior Vice President, Legal and External Affairs, General Counsel and Secretary of the Company and the Guarantor, the opinion or opinions, addressed to the Underwriters, dated the Closing Date and in form and substance satisfactory to the Representative, to the effect that:
     (i) The Company has been duly incorporated, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization, with all power and authority necessary to conduct the business in which it is engaged or own or lease its properties, and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
     (ii) The Guarantor has been duly incorporated, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
     (iii) Each of the Company’s Significant Subsidiaries has been duly organized, is validly existing and in good standing as a corporation or other business entity under the laws of its jurisdiction of incorporation or organization and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction in which the conduct of its business or its ownership or lease of property requires such qualification, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect.
     (iv) To the knowledge of such counsel, and except as disclosed in the most recent Preliminary Prospectus and the Prospectus, all of the outstanding shares of capital stock, partnership interests or other ownership interests of each of the Guarantor’s Significant Subsidiaries are owned directly or indirectly by the Guarantor, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer, preemptive rights or any other claim of any third party.
     (v) The documents incorporated by reference in the most recent Preliminary Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed, in all material respects, to the requirements of the Securities Act and the Rules and Regulations or the Exchange Act or the rules and regulations thereunder, as applicable (except that no opinion need be expressed as to the financial statements, related schedules and notes thereto and the other financial data contained therein or omitted therefrom).

     (vi) To the knowledge of such counsel, there is no litigation or legal or governmental proceeding to which the Company, the Guarantor or any of their Subsidiaries is a party or to which any property or assets of the Company, the Guarantor or any of their Subsidiaries is subject or which is pending that is required to be disclosed in the most recent Preliminary Prospectus and the Prospectus and is not disclosed.
     (vii) The descriptions in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus of laws, regulations and legal or governmental proceedings, to the extent they constitute matters of law and summaries of legal matters are accurate in all material respects.
     (viii) Neither the filing of the Registration Statement, the most recent Preliminary Prospectus or the Prospectus nor the offer or sale of the Notes as contemplated by this Agreement gives rise to any rights, other than those which have been duly waived or satisfied, for or relating to the registration of any securities of the Company.
          Such opinion or a separate letter shall also contain a statement that such counsel has no reason to believe that as of the applicable Effective Date, the information provided under the heading Legislation and Regulation set forth in the Guarantor’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Guarantor’s Quarterly Report on Form 10-Q for the three-month period ended March 31, 2009, incorporated by reference in the Registration Statement or any amendment thereto, including in each case any document incorporated or deemed incorporated by reference therein, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.
          (g) The Representative shall have received a certificate, dated the Closing Date, signed by the Chairman of the Board or the President or any Executive or Senior Vice President of the Company and by the Chief Financial Officer or the Chief Accounting Officer of the Company, in which such officer, after reasonable investigation, shall state: (i) the representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be complied with or satisfied at or prior to the Closing Date; (ii) no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for any such purpose have been initiated or, to the knowledge of such officers, threatened; and the Commission has not notified the Company of any objection to the use of the form of Registration Statement or any post-effective amendment thereto; (iii) all filings required by Rule 424(b) or Rule 433 of the Rules and Regulations have been made within the time periods prescribed by such Rules; (iv) the Registration Statement as of the Effective Date, the Disclosure Package, as of the Applicable Time, and the Prospectus, as of its date, did not and, on the Closing Date, do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; (v) since the initial Effective Date of the Registration Statement, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement, the most recent Preliminary Prospectus or the Prospectus which has not been so set forth and there has been no document required to be filed under the Securities Act and the Rules and Regulations or the Exchange Act and the rules and regulations thereunder that upon such filing would be deemed to be incorporated by reference into the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that has not been so filed; and (vi) no event contemplated by Section 6(h) hereof has occurred.
          (h) Except as described in the most recent Preliminary Prospectus and the Prospectus, (i) neither the Company nor any of its Subsidiaries shall have sustained, since the date of the latest audited financial statements included or incorporated by reference in the most recent Preliminary

Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its Subsidiaries or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, stockholders’ equity, properties, business or prospects of the Company and its Subsidiaries taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representative, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus.
          (i) Concurrently with the execution of this Agreement, the Representative shall have received from Deloitte & Touche llp, the Company’s independent registered public accounting firm, a “comfort” letter (the “initial comfort letter”) addressed to the Representative on behalf of the Underwriters, dated the date hereof, and in form and substance satisfactory to the Representative (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than three days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.
          (j) The Representative shall have received a “bring-down comfort” letter (the “bring-down comfort letter”) from Deloitte & Touche llp, the Company’s independent registered public accounting firm, addressed to the Representative on behalf of the Underwriters, dated the Closing Date, and in form and substance satisfactory to the Representative (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down comfort letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down comfort letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial comfort letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial comfort letter.
          (k) Prior to or on the Closing Date, the Representative shall have been furnished by the Company such additional documents and certificates as the Representative or counsel for the Underwriters may reasonably request.
          (l) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded to the debt securities of the Company or any of its Subsidiaries by any “nationally recognized statistical rating organization” (as that term is defined in Rule 436(g)(2) of the Rules and Regulations), and (ii) no such organization shall have publicly announced that it has any such debt securities under surveillance or review with possible negative implications.
          (m) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction; (ii) a material disruption in commercial banking or securities settlement or clearance services; (iii) a banking moratorium shall have been declared by federal or state authorities; (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States; or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the offering of the Notes or on the terms and in the manner contemplated in the Prospectus.
          All opinions, certificates, letters and documents referred to in this Section 6 will be in compliance with the provisions of this Agreement only if they are satisfactory in form and substance to the Representative and to counsel for the Underwriters. The Company will furnish to the Representative conformed copies of such opinions, certificates, letters and other documents in such number as the Representative will reasonably request.
          7. Indemnification and Contribution.
          (a) The Company and the Guarantor jointly and severally will indemnify and hold harmless each Underwriter from and against any loss, claim, damage or liability (or any action in respect thereof), joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, or (ii) the omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, or the Registration Statement or Prospectus as amended or supplemented or any Issuer Free Writing Prospectus, any such issuer information, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter promptly after receipt of invoices from such Underwriter for any legal or other expenses as reasonably incurred by such Underwriter in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action, notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that the Company and the Guarantor will not be liable under this Section 7(a) in any such case to the extent, but only to the extent, that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantor by the Representative, on behalf of the Underwriters, expressly for use therein (which information is specified in Section 12 hereof).
          (b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company and the Guarantor against any loss, claim, damage or liability (or any action in respect thereof) to which the Company and the Guarantor may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, or (ii) the

omission or alleged omission to state in the Registration Statement, any Preliminary Prospectus, the Prospectus, the Disclosure Package, the Registration Statement or Prospectus as amended or supplemented, or any Issuer Free Writing Prospectus, a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and the Guarantor promptly after receipt of invoices from the Company and the Guarantor for any legal or other expenses reasonably incurred by the Company and the Guarantor in connection with investigating, preparing to defend or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action notwithstanding the possibility that payments for such expenses might later be held to be improper, in which case such payments will be promptly refunded; provided, however, that such indemnification or reimbursement will be available in each such case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative, on behalf of such Underwriter, expressly for use therein (which information is specified in Section 12 hereof).
          (c) Promptly after receipt by any indemnified party under Section 7(a) or 7(b) above of notice of any claim or the commencement of any action, the indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to so notify the indemnifying party will not relieve it from any liability which it may have under this Section 7 except to the extent it has been prejudiced in any material respect by such failure or from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action will be brought against any indemnified party, and it notifies the indemnifying party thereof, the indemnifying party will be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party will not be liable to the indemnified party under Section 7(a) or 7(b) above for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation, except that the Underwriters will have the right to employ counsel to represent the Underwriters who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against the Company and the Guarantor under Section 7(a) if (i) the employment thereof has been specifically authorized by the Company and the Guarantor in writing, (ii) the Underwriters will have been advised by counsel that there may be one or more legal defenses available to the Underwriters which are different from or additional to those available to the Company and in the judgment of such counsel it is advisable for the Underwriters to employ separate counsel or (iii) the Company and the Guarantor have failed to assume the defense of such action and employ counsel satisfactory to the Underwriters, in which event the reasonable fees and expenses of such separate counsel will be paid by the Company and the Guarantor. No indemnifying party will (i) without the prior written consent of the indemnified parties (which consent will not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding, and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent will not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) above, then each indemnifying party will, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or 7(b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand will be deemed to be in the same proportion as the total net proceeds from the offering of the Notes (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in the first sentence of this Section 7(d) will be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against any action or claim which is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), no Underwriter will be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(d) to contribute are several in proportion to their respective underwriting obligations and not joint. Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which contribution may be sought, it will promptly give written notice of such service to the party or parties from whom contribution may be sought, but the omission so to notify such party or parties of any such service will not relieve the party from whom contribution may be sought for any obligation it may have hereunder or otherwise (except as specifically provided in Section 7(c) above).
          (e) The obligations of the Company and the Guarantor under this Section 7 will be in addition to any liability that the Company and the Guarantor may otherwise have, and will extend, upon the same terms and conditions set forth in this Section 7, to the respective officers and directors of the Underwriters and each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section 7 will be in addition to any liability that the respective Underwriters may otherwise have, and will extend, upon the same terms and conditions, to each director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

          8. Substitution of Underwriters.
          (a) If any Underwriter defaults in its obligation to purchase the principal amount of the Notes which it has agreed to purchase under this Agreement, the non-defaulting Underwriters will be obligated to purchase (in the respective proportions which the principal amount of the Notes set forth opposite the name of each non-defaulting Underwriter in Schedule I hereto bears to the total principal amount of the Notes less the principal amount of the Notes the defaulting Underwriter agreed to purchase set forth in Schedule I hereto) the principal amount of the Notes which the defaulting Underwriter agreed but failed to purchase; except that the non-defaulting Underwriters will not be obligated to purchase any of the Notes if the total principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase exceed 9.09% of the total principal amount of the Notes, and any non-defaulting Underwriters will not be obligated to purchase more than 110% of the principal amount of the Notes set forth opposite its name in Schedule I hereto. If the foregoing maximums are exceeded, the non-defaulting Underwriters, and any other underwriters satisfactory to the Representative who so agree, will have the right, but will not be obligated, to purchase (in such proportions as may be agreed upon among them) all of the Notes. If the non-defaulting Underwriters or the other underwriters satisfactory to the Underwriters do not elect to purchase the Notes that the defaulting Underwriter or Underwriters agreed but failed to purchase within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except for the indemnity and contribution agreements of the Company and the Underwriters contained in Section 7 of this Agreement. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter pursuant to this Section 8.
          (b) If the non-defaulting Underwriters or the other underwriters satisfactory to the Representative are obligated or agree to purchase the Notes of a defaulting Underwriter, the Representative may postpone the Closing Date for up to seven full Business Days in order that the Company may effect any changes that may be necessary in the Registration Statement or the Prospectus or in any other document or agreement, and the Company agrees to file promptly any amendments or any supplements to the Registration Statement or the Prospectus which, in the opinion of the Representative, may thereby be made necessary.
          (c) Nothing contained herein will relieve a defaulting Underwriter of any liability it may have for damages caused by its default.
          9. Termination.
          (a) Until the Closing Date, this Agreement may be terminated by the Representative on behalf of the Underwriters by giving notice as hereinafter provided to the Company if (i) the Company will have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any of the events described in Sections 6(l) and 6(m) of this Agreement, shall have occurred, or (iii) any other condition to the Underwriters’ obligations hereunder is not fulfilled. Any termination of this Agreement pursuant to this Section 9 will be without liability on the part of the Company or any Underwriter, except as otherwise provided in Sections 4(f) and 7 hereof.
          (b) Any notice referred to above may be given at the address specified in Section 11 of this Agreement in writing or by telegraph or telephone, and if by telegraph or telephone, will be immediately confirmed in writing.
          10. Survival of Certain Provisions. The agreements contained in Section 7 of this Agreement and the representations, warranties and agreements of the Company contained in Sections 1 and 4 of this Agreement will survive the delivery of the Notes to the Underwriters hereunder and will remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any indemnified party.
          11. Notices. Except as otherwise provided in the Agreement, (a) whenever notice is required by the provisions of this Agreement to be given to the Company and the Guarantor, such notice will be in writing by mail, telex or facsimile transmission addressed to the Company and the Guarantor at 714 Green Valley Road, Greensboro, NC 27408-7018, facsimile number (336) 335-7707, Attention: General Counsel, and (b) whenever notice is required by the provisions of this Agreement to be given to the several Underwriters, such notice will be in writing by mail, telex or facsimile transmission addressed to the Representative in care of Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019, facsimile number (646) 834-8133, Attention: Syndicate Registration (with a copy to the General Counsel at the same address).
          12. Information Furnished by Underwriters. The Underwriters severally confirm that the information appearing in the list of names of each of the Underwriters under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus and the statements in the first two sentences of the fourth paragraph, the eighth paragraph, the ninth paragraph and the second sentence of the tenth paragraph under the caption “Underwriting” in the most recent Preliminary Prospectus and the Prospectus, constitute the only written information furnished to the Company by the Representative on behalf of the Underwriters, referred to in Sections 1(e), 1(f), 1(g), 7(a) and 7(b) of this Agreement.
          13. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Notes that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.
          14. Nature of Relationship. The Company acknowledges and agrees that in connection with the offering and the sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, experts or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Notes, and such relationship between the Company, on the one hand, and the Underwriters, on the other hand, is entirely and solely a commercial relationship, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering.

          15. Parties. This Agreement will inure to the benefit of and be binding upon the several Underwriters, the Company, the Guarantor and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Company contained in this Agreement will also be deemed to be for the benefit of the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (b) the indemnification agreement of the Underwriters contained in Section 7 of this Agreement will be deemed to be for the benefit of directors of the Company, officers of the Company who signed the Registration Statement and any person controlling the Company within the meaning of Section 15 of the Securities Act. Nothing in this Agreement will be construed to give any person, other than the persons referred to in this paragraph, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.
          16. Definition of “Business Day”, “Subsidiary” and “Significant Subsidiary”. For purposes of this Agreement, (a) “Business Day” means any day on which the New York Stock Exchange is open for trading, other than any day on which commercial banks are authorized or required to be closed in New York City, (b) “Subsidiary” means “subsidiary” as such term is defined in Rule 405 of the Rules and Regulations and includes both partnerships and corporations and (c) “Significant Subsidiary” means “significant subsidiary” as such term is defined in Rule 405 of the Rules and Regulations.
          17. Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York.
          18. Submission to Jurisdiction. The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          19. WAIVER OF JURY TRIAL. THE COMPANY AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
          20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.
          21. Counterparts. This Agreement may be signed in one or more counterparts, each of which will constitute an original and all of which together will constitute one and the same agreement.

          Please confirm, by signing and returning to us two counterparts of this Agreement, that the foregoing correctly sets forth the Agreement between the Company, the Guarantor and the several Underwriters.

Very truly yours, LORILLARD TOBACCO COMPANY
By:	/David H. Taylor
	Name:	David H. Taylor
	Title:	Executive Vice President, Finance and Planning and Chief Financial Officer

LORILLARD, INC.
By:	/David H. Taylor
	Name:	David H. Taylor
	Title:	Executive Vice President, Finance and Planning and Chief Financial Officer

Confirmed and accepted as of the date first above mentioned BARCLAYS CAPITAL INC.
By:	/s/ Pamela Kendall
	Name:	Pamela Kendall
	Title:	Director

As Representative and on behalf of the several Underwriters
named in Schedule I hereto

SCHEDULE I

Principal Amount of
Underwriter	Notes to be Purchased
Barclays Capital Inc.	$300,000,000

J.P. Morgan Securities Inc.	$150,000,000

Goldman, Sachs & Co.	$112,500,000

Wachovia Capital Markets, LLC.	$112,500,000

Calyon Securities (USA) Inc.	$37,500,000

RBS Securities Inc.	$37,500,000

Total	$750,000,000

SCHEDULE II
ISSUER FREE WRITING PROSPECTUSES
•	Final Term Sheet, dated June 18, 2009, relating to the Notes, as filed pursuant to Rule 433 under the Securities Act and attached as Schedule III hereto.

•	Term sheets containing customary pricing terms.

SCHEDULE III
LORILLARD TOBACCO COMPANY
8.125% SENIOR Notes due 2019

TERM SHEET
Issuer:	Lorillard Tobacco Company
Guarantor:	Lorillard, Inc.
Ratings*:	Baa2 stable outlook / BBB- negative outlook
Principal Amount:	$750,000,000
Security Type:	Notes
Issue Price:	100% of principal amount
Trade Date:	June 18, 2009
Settlement Date:	June 23, 2009
Maturity Date:	June 23, 2019
Coupon:	8.125%
Benchmark Treasury:	3.125% due May 15, 2019
Spread to Benchmark:	428.9 basis points (4.289%)
Benchmark Treasury Yield:	3.836%
Re-offer Yield:	8.125%
Interest Payment Dates:	Semi-annually on June 23 and December 23, commencing on December 23, 2009
Redemption Provisions:	If a change of control triggering event occurs, the Issuer will be required to make an offer to purchase the notes at a purchase price of 101% of the aggregate principal amount of the notes, plus accrued and unpaid interest, if any, to the date of repurchase
Denominations:	$1,000 minimum principal amount and integral multiples of $1,000 in excess thereof
Underwriters:	Barclays Capital Inc.	(40%) (bookrunner)
	J.P. Morgan Securities Inc.	(20%) (bookrunner)
	Goldman, Sachs & Co.	(15%) (bookrunner)
	Wachovia Capital Markets, LLC	(15%) (bookrunner)
	Calyon Securities (USA) Inc.	(5%) (co-manager)
	RBS Securities Inc.	(5%) (co-manager)
CUSIP:	544152 AA9
Listing:	Application will be made to have the notes listed on the New York Stock Exchange

*	Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering (File No. 333-159902). Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Barclays Capital Inc. by calling 1-888-603-5847.

EXHIBIT A
SIGNIFICANT SUBSIDIARIES
          As used in the Underwriting Agreement, the “Significant Subsidiaries” of the Company are as follows:
Lorillard Licensing Company, LLC
One Park Media Services, Inc.